UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2011

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR  240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of Lawson Software, Inc. (the “Company”) held on June 29, 2011, the Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated April 26, 2010 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, GGC Software Holdings, Inc., a Delaware corporation, and Atlantis Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into the Company. The stockholders of the Company also voted to approve the non-binding proposal regarding certain merger-related executive compensation arrangements.

Set forth below, with respect to each such proposal, are the number of votes cast for or against and the number of abstentions.

Adopt the Merger Agreement

For	Against	Abstain
113,373,078	342,106	1,492,324

Non-Binding Approval of Certain Merger-Related Executive Compensation Arrangements

For	Against	Abstain
107,871,570	4,793,440	2,542,498

A copy of the press release issued by the Company regarding the results of the stockholder vote at the special meeting of stockholders of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release of Lawson Software, Inc., dated June 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: June 29, 2011	By:	/s/ Stefan Schulz
		Name:	Stefan Schulz
		Title:	Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit	Description
99.1	Press Release of Lawson Software, Inc., dated June 29, 2011